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                                                                 Exhibit 99.2(l)


                                     Dechert
                              1775 Eye Street, N.W.
                           Washington, D.C. 20006-2401


                                January 22, 2001




Scudder Weisel Capital Entrepreneurs Fund
88 Kearny Street
San Francisco, CA 94108

Ladies and Gentlemen:


     We have acted as counsel to Scudder Weisel Capital Entrepreneurs Fund ("Fund") in connection with the filing of Pre-Effective Amendment No. 3 to the Registration Statement of the Fund on Form N-2 (File Nos. 333-47394 and 811-10169) ("Registration Statement"), under the Securities Act of 1933, as amended ("Act"), and the Investment Company Act of 1940, as amended, relating to the proposed issuance of 20,000,000 Shares of Beneficial Interest at a par value of $0.01 per share ("Shares").


     We have examined the Fund's Amended and Restated Declaration of Trust and Amended and Restated By-Laws with respect to the Shares, and are familiar with the actions taken by the Fund's Trustees in connection with the issuance and the sale of the Shares. We have examined signed copies of the Registration Statement of the Fund on Form N-2 filed October 5, 2000, Pre-Effective Amendment No. 1 to the Registration Statement of the Fund on Form N-2 filed November 27, 2000, Pre-Effective Amendment No. 2 to the Registration Statement of the Fund on Form N-2 filed January 2, 2001, and the exhibits thereto. We also have examined and relied on copies of minutes of meetings and resolutions of the Board of Trustees of the Fund and such other documents and records as we have deemed necessary for the purpose of this opinion.

     Based on such examination, we are of the opinion that:

     1. The Fund is a Delaware business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware; and

     2. The Shares to be offered for sale by the Fund, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to Dechert under the caption "Legal Counsel" in the Statement of Additional Information, which is incorporated by reference into the Prospectus comprising a part of the Registration Statement.

                                           Very truly yours,

                                           /s/ Dechert